SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 9, 2001

ATI NETWORKS, INC.
COLORADO
84-1089801
460 Cedar Street Fond du Lac, Wisconsin 54935
(920) 922-7030

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On January 24, 2001, the company accepted the resignation of its accounting firm, Tullius, Taylor, Sartain, and Sartain, L.L.P. as its independent certifying accountants.

In connection with the resigning firm's prior work, there were no disagreements on any matters of accounting principles or practice, financial statement disclosure, or auditing scope or procedure. The decision was mutually agreed upon by the Company and the former accounting firm.

The company is currently in discussions with a new accounting firm, and it is considering business alternatives that may affect its future status as a publicly traded company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATI NETWORKS, INC.

DATE: February 9, 2001
By:  	 /s/ Lawrence J. Bestor
Name: Lawrence J. Bestor
Title: President and CEO